Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

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In re	:	Chapter 11 Case No.
:
ARMSTRONG WORLD INDUSTRIES,	:	00-4471 (JKF)
INC., et al.,	:
:
Debtors.	:	(Jointly Administered)
:
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ORDER ESTABLISHING SCHEDULE WITH

RESPECT TO HEARING ON CONFIRMATION OF THE

FOURTH AMENDED PLAN OF REORGANIZATION OF

ARMSTRONG WORLD INDUSTRIES, INC., AS MODIFIED

The Court having conducted a status conference on February 3, 2006 (the “Status Conference”); and notice of the Status Conference having been served on (i) the United States Trustee for the District of Delaware (the “U.S. Trustee”), (ii) the agent for the prepetition bank lenders of Armstrong World Industries, Inc. (“AWI”), (iii) the agent for AWI’s postpetition bank lenders, and (iv) all parties on the Debtors’ Core Group Service List and All Notices List in these cases pursuant to the Bankruptcy Court’s Revised Order Establishing Case Management Procedures and Hearing Schedule, dated May 26, 2004 (the “Service List”); and upon the oral, joint motion (the “Motion”) at the Status Conference of AWI, as debtor and debtor in possession in the above-captioned chapter 11 cases, the Official Committee of Unsecured Creditors (the “Unsecured Creditors’ Committee”), the Official Committee of Asbestos Claimants (the “Asbestos PI Claimants’ Committee”), and Dean M. Trafelet, the Legal Representative for Future Asbestos Personal Injury Claimants (the “Future Claimants’ Representative”) (AWI, the Unsecured Creditors’ Committee, the Asbestos PI Claimants’ Committee, and the Future

Claimants’ Representative being referred to herein collectively as the “Parties”) for entry of an Order pursuant to section 105(a) of title 11 of the United States Code (the “Bankruptcy Code”) establishing a schedule for a hearing (the “Confirmation Hearing”) to consider confirmation of the Fourth Amended Plan of Reorganization of Armstrong World Industries, Inc., as it may be amended or modified from time to time (the “Modified Plan”); and the Court having jurisdiction to consider the Motion pursuant to 28 U.S.C. §§ 157 and 1334; and the Court having determined that the relief sought in the Motion is in the best interest of AWI, its creditors and all parties in interest; and upon the Motion and all of the proceedings had before the Court; and after due deliberation and sufficient cause appearing therefor, the Court hereby orders as follows:

I.	MODIFIED PLAN

A. On or before February 21, 2006, AWI shall file the Modified Plan with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), which, apart from technical modifications relating to the schedules of executory contracts set forth as exhibits to the Modified Plan, shall only be modified to delete the provisions regarding the receipt of “New Warrants” by the holders of Equity Interests in Class 12 of the Modified Plan.

B. The Unsecured Creditors’ Committee acknowledges that the sole objection that it will be pursuing at the Confirmation Hearing is that the Modified Plan discriminates unfairly with respect to Class 6 of the Modified Plan pursuant to section 1129(b) of the Bankruptcy Code (the “Unfair Discrimination Objection”); provided, however, that the Unsecured Creditors’ Committee reserves the right, whether at the Confirmation Hearing or otherwise, to seek an order of the District Court suspending the Confirmation Hearing or denying confirmation of the Modified Plan based upon the prospect of the likely passage of the Fairness in Asbestos Personal Injury Resolution Act, and any party in interest shall have the right to object to any such request.

C. The Confirmation Hearing shall commence on May 23, 2006. At 9:30 A.M. Court Room 11A.

D. The District Court will preside over the Confirmation Hearing.

II.	DISCOVERY RELATING TO CONFIRMATION HEARING

A. Except to the extent noted herein, discovery for the Confirmation Hearing shall be conducted pursuant to the Federal Rules of Civil Procedure.

B. The District Court will determine all discovery-related disputes in connection with this Order and the Confirmation Hearing.

C. Written document requests to the Parties in connection with the Unfair Discrimination Objection shall be propounded on or before February 17, 2006. Written responses to such document requests shall be served within ten (10) days after receipt of any such request. Responsive documents (not objected to) shall be produced or made available within twenty-one (21) days after receipt of such requests. Nothing contained herein shall preclude AWI from providing the other Parties with access to non-privileged documents comprising the “Baltimore Depository,” the “Insurance ADR” documents, and the documents assembled by Kirkland & Ellis LLP (the “K&E Documents”) prior to such production date, and AWI will provide the other Parties with access to these document collections no later than February 8, 2006. Absent further order of the Court, the “Insurance ADR” materials will not include any materials that are protected by the confidentiality order entered in the insurance ADR proceeding. AWI will use its best efforts to furnish to the Parties a privilege log with respect to the K&E Documents as soon as practicable.

D. Any Party may serve discovery requests on third parties or non-parties in accordance with the Federal Rules of Civil Procedure, provided that such service shall be made contemporaneously on all other Parties, and provided further that any Party that receives discovery responses and/or documents from a third party or a non-party shall promptly notify all other Parties of such responses and/or production and within 5 days of receipt make available for inspection and copying any documents received from a third party or non-party.

E. The Parties may serve interrogatories limited solely to the identity of persons with knowledge of relevant information or the existence or location of relevant documents no later than March 6, 2006. Responses to such interrogatories shall be served on or before March 21, 2006. Parties may serve requests for admission relating to substantive topics not later than March 31, 2006; responses to such requests for admission shall be due on or before April 17, 2006. Interrogatories and requests for admissions related to authenticity or admissibility of documents may be served no later than April 10, 2006; responses shall be due April 25, 2006.

F. On or before March 7, 2006, the Parties shall exchange a preliminary disclosure of the identity of non-expert witnesses they anticipate calling on their case-in-chief at the Confirmation Hearing. This list may be supplemented, but is intended to be a good faith effort on the part of the Parties to identify the relevant non-expert witnesses they anticipate calling on their case-in-chief. On or before March 20, 2006 (or earlier to the extent agreed upon by counsel to the Parties), the Parties shall exchange a preliminary list of the names of expert witnesses they anticipate calling at the Confirmation Hearing (to the extent known) and a one-sentence general description, per expert, of the nature of such expert’s testimony. This list may be supplemented when expert reports are due, but it is intended to be a good faith effort on the part of the Parties to identify the name and subject matters for relevant expert witness testimony.

G. Depositions of non-expert witnesses may commence on March 8, 2006 and shall be concluded by April 7, 2006.

H. Any Party that intends to offer testimony of a non-expert witness on its case-in-chief at the Confirmation Hearing shall serve and file with the Court its non-expert witness list not later than April 10, 2006. Any person listed on a non-expert case-in-chief witness list not previously deposed may be deposed thereafter, but in no event later than April 27, 2006.

III.	EXPERT WITNESSES AND REPORTS

A. Any Party that intends to call one or more experts to testify in conjunction with the Confirmation Hearing shall produce a report, in compliance with Fed. R. Civ. P. 26(a)(2), made applicable herein by Fed. R. Bankr. P. 9014(c) and 7026, for each such expert. Expert report(s), copies of prior non-confidential reports and testimony (trial and deposition) for each expert shall be served not later than March 27, 2006. The reports may be filed with the Court at that time as well. The Parties reserve their rights with respect to any confidential reports or testimony.

B. Any Party may designate a rebuttal expert, who may (but need not) be the same as a previously designated expert, to opine on subject matter(s) raised in the opposition’s expert report(s). All rebuttal expert reports shall be served (and may be filed with the Court) not later than April 19, 2006.

C. Depositions of experts may commence on April 21, 2006 and shall be concluded by May 10, 2006.

IV.	DISCOVERY OF EXPERT-RELATED MATERIALS

A. The Parties will make all disclosures required by Fed. R. Civ. P. 26(a)(2)(B), as modified or limited herein, at the times provided for in this Order for the service of written expert reports. This specifically requires the Parties to produce all documents, data, and written information that the expert relied upon or considered in forming his or her opinions in this matter. To the extent that such disclosures include exhibits, information or data processed or modified by computer at the direction of a disclosed expert in the course forming the expert’s opinions, machine readable copies of the data along with the appropriate computer programs and instructions shall be produced, provided that no Party need produce computer programs that are readily commercially available.

B. The following categories of data, information or documents need not be disclosed by any Party with respect to its expert witnesses, and are outside the scope of permissible discovery (including deposition questions), unless such data, information or documents were relied upon or considered by the expert in forming his or her opinions in this matter: (i) any notes of the expert’s conversations with, or copies of documents constituting or reflecting the expert’s communications with, one or more attorneys for the Party offering the testimony of such expert, (ii) any notes or other writings prepared by an expert in connection with this matter and not circulated by such expert, (iii) correspondence or memos, and notes of conversations, between the expert and other persons employed by or working for the same employer as the expert, and (iv) drafts of the expert’s report(s) and preliminary, intermediate or draft calculations, computations or data runs prepared by or under the direction of the expert.

C. The Parties will also consider and discuss potential further limitations on the scope of expert discovery.

D. To the extent that the specific agreements herein waive disclosure requirements under Fed. R. Civ. P. 26(a)(2)(B) or (C), the Parties agree to such a waiver.

V.	MISCELLANEOUS

A. Final trial witness lists, which shall include rebuttal witnesses to the extent known, and final exhibit lists shall be served and filed with the Court no later than May 12, 2006.

B. Briefs related to the Confirmation Hearing shall be served and filed with the Court no later than May 15, 2006.

C. Daubert motions shall be served and filed with the Court not later than May 12, 2006. Responses to such motions shall be served and filed with the Court not later than May 19, 2006. Motions in limine shall be served and filed with the Court not later than May 12, 2006. Responses to such motions shall be served and filed with the Court no later than May 19, 2006.

D. All Parties shall make designations of deposition testimony for use at the Confirmation Hearing by May 12, 2006 and counter-designations of deposition testimony by May 19, 2006.

E. All Parties shall exchange copies of (or, when appropriate, make available for inspection) all exhibits, schedules, summaries, diagrams and charts to be offered or used on the Parties’ direct cases at the Confirmation Hearing, on or before 5:00 p.m. (Wilmington, Delaware time) on May 18, 2006. Each proposed exhibit shall be pre-marked for identification.

F. Exhibit binders shall be delivered to the Court by no later than 12:00 noon (Wilmington, Delaware time) on May 19, 2006.

G. All dates set forth herein concerning the Confirmation Hearing assume that the Confirmation Hearing will commence on or about May 23, 2006. In the event that the Confirmation Hearing is to commence later than May 23, 2006, then the Parties shall confer in good faith to adjust accordingly the dates set forth herein.

H. This agreement assumes and is contingent upon each Party’s current experts continuing in such capacity without objections or attempts to disqualify such experts by any other Party (other than objections to admissibility of expert testimony based upon Daubert or similar grounds). The Parties reserve their rights with respect to rescheduling any or all of the above dates in the event any Party seeks to disqualify any current expert or if any such expert is otherwise replaced.

I. The reference to the Bankruptcy Court is hereby withdrawn to this Court with respect to the Confirmation Hearing and all matters relating thereto.

J. Provided all Parties agree, dates in this Order, other than those set forth in Paragraphs V.F. and V.G. (relating to the date on which the Confirmation Hearing will commence and the date on which exhibit binders must be delivered to the Court), may be modified by the Parties without further Order from the Court.

K. Counsel for AWI shall promptly serve a copy of this Order on all parties listed on the Service List and file a certificate of service with the Clerk of the Court within two business days hereof. AWI shall cause to be served a copy of this Order on all known prepetition creditors and holders of equity securities of Armstrong Holdings, Inc. on or before March 3, 2006.

Dated: 2/8, 2006

Philadelphia, Pennsylvania

/s/ Eduardo C. Robreno
EDUARDO C. ROBRENO UNITED STATES DISTRICT COURT JUDGE